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                                                                     EXHIBIT 3.2

                                ELCOR CORPORATION

                                     BY-LAWS

                              AMENDED AND RESTATED

EFFECTIVE DATE: 11/29/88

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                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION

                                      INDEX

ARTICLE I. Business of the Corporation.

        Section 1.01  Name.
        Section 1.02  Scope of Business.
        Section 1.03  Principal Office.
        Section 1.04  Other Offices.
        Section 1.05  Management and Control.
        Section 1.06  Registered Offices.
        Section 1.07  Registered Agent.

ARTICLE II. Meetings of Stockholders.

        Section 2.01  Annual Meeting.
        Section 2.02  Special Meetings.
        Section 2.03  Notices.
        Section 2.04  Quorum.
        Section 2.05  Order of Business.
        Section 2.06  Organization.
        Section 2.07  Voting.
        Section 2.08  Inspectors.
        Section 2.09  Voting by Certain Holders.
        Section 2.10  List of Stockholders.
        Section 2.11  Consents.
        Section 2.12  New Business.

ARTICLE III. The Board of Directors.

        Section 3.01  General and Number of Directors.
        Section 3.02  Powers.
        Section 3.03  Classification of the Board of Directors.
        Section 3.04  Nomination of Directors.
        Section 3.05  Removal.
        Section 3.06  Newly Created Directorships and Vacancies.

ARTICLE IV. Meetings of Directors.

        Section 4.01  Regular Meetings.
        Section 4.02  Special Meetings.
        Section 4.03  Quorum.
        Section 4.04  Place.
        Section 4.05  Manner of Acting.
        Section 4.06  Record of Vote.
        Section 4.07  Compensation.
        Section 4.08  Presumption of Assent.
        Section 4.09  Organization.
        Section 4.10  Records.

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ARTICLE V. Notices.

        Section  5.01  Form and Delivery.
        Section  5.02  Waiver.
        Section  5.03  Special Meetings.
        Section  5.04  Adjourned Meeting.
        Section  5.05  Publications.

ARTICLE VI. Proxies.

        Section  6.01  Voting.
        Section  6.02  Form.
        Section  6.03  Submission to Secretary.

ARTICLE VII. Certificates for Shares and Transfers.

        Section  7.01  Certificates for Shares.
        Section  7.02  Transfer of Shares.
        Section  7.03  Registered Stockholders.
        Section  7.04  Transfer Agent and Registrar.
        Section  7.05  Facsimile Signatures and Seals.
        Section  7.06  Regulations.
        Section  7.07  Closing of Transfer Books or Fixing of Record Date.

ARTICLE VIII. Voting Stocks Held by Corporation.

        Section  8.01  Representation at Meetings.
        Section  8.02  Determinations.

ARTICLE IX. Additional Powers and Duties of Directors.

        Section  9.01  Manner of Acting.
        Section  9.02  Certain Powers.
        Section  9.03  Reports to Stockholders.
        Section  9.04  Subsidiary Corporation.
        Section  9.05  Government Contracts.
        Section  9.06  Employee Plans.
        Section  9.07  Making Contracts.
        Section  9.08  Signature of Orders for Payment of Money.

ARTICLE X. Officers.

        Section 10.01  General Officers.
        Section 10.02  Other Officers.
        Section 10.03  Authority and Duties.
        Section 10.04  Election of Officers.
        Section 10.05  Term of Office.
        Section 10.06  Delegation.
        Section 10.07  Unfilled Offices.
        Section 10.08  Holding More Than One Office.
        Section 10.09  Compensation.

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        Section 10.10  Removal.
        Section 10.11  Vacancies.

ARTICLE XI. Other Personnel.

        Section 11.01  Number and Duties.
        Section 11.02  Contracts of Employment.
        Section 11.03  Removal.

ARTICLE XII. Corporate Seal.

        Section 12.01  Design.
        Section 12.02  Custody.
        Section 12.03  Use.

ARTICLE XIII. Annual Statements and Records.

        Section 13.01  Fiscal Year.
        Section 13.02  Annual Report.
        Section 13.03  Inspection of Books.

ARTICLE XIV. Dividends.

        Section 14.01  Declaration of Dividends.
        Section 14.02  Form of Dividends.
        Section 14.03  Reserves.
        Section 14.04  Dividend Disbursing Agent.

ARTICLE XV. Resignations.

        Section 15.01  Power to Resign.
        Section 15.02  Form of Resignation.

ARTICLE XVI. Amendments to By-Laws.

        Section 16.01  Power to Amend.
        Section 16.02  Notice to Stockholders.

ARTICLE XVII. Outside Interests of Directors and Officers.

        Section 17.01  No Disqualification From Other Interests.
        Section 17.02  Affiliated Transactions.
        Section 17.03  Accountability for Affiliated Transactions.

ARTICLE XVIII. Indemnification.

        Section 18.01  Indemnification.
        Section 18.02  Limitations upon the Right to Indemnification.
        Section 18.03  Types of Action.
        Section 18.04  Other Rights.
        Section 18.05  Reliance upon Corporate Records.

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ARTICLE XIX. Investment by Officers and Employees.

        Section 19.01  Outside Investments.
        Section 19.02  Accountability.

ARTICLE XX. Issuance of Stock.

        Section 20.01  Consideration.
        Section 20.02  Time of Issuance.
        Section 20.03  Fractional Shares.
        Section 20.04  Time for Payment of Subscription.

ARTICLE XXI. Ratification.

        Section 21.01  Ratification by Stockholders.

ARTICLE XXII. Committees of the Board.

        Section 22.01  Designation.
        Section 22.02  Tenure and Report.

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                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION

                     ARTICLE I. Business of the Corporation.

         Section 1.01 Name. The name of the Corporation shall be:

                                ELCOR CORPORATION

         Section 1.02 Scope of Business. The Corporation shall, in furtherance of the purposes and objects thereof, engage in any and all businesses authorized by the Articles of Incorporation within the limits prescribed in Schedule One hereto.

         Section 1.03 Principal Office. The principal office of the Corporation shall be at 100 West Tenth Street in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.04 Other Offices. The Board of Directors may designate places in addition to the principal office in any state, territory, district and possession of the United States, and in other countries and the states, territories, possessions and colonies thereof, at which other offices of the Corporation shall be maintained and the business of the Corporation shall be conducted.

         Section 1.05 Management and Control. The business and property of the Corporation shall be managed and controlled by the Board of Directors, and the Board of Directors and the appropriate officers of the Corporation shall have full power and authority to do and perform every act requisite to lawfully carrying on the business of the Corporation.

         Section 1.06 Registered Offices. Registered offices may be established and changed from time to time by the Board of Directors.

         Section 1.07 Registered Agent. Registered agents, officers, and attorneys-in-fact for the purpose of service of process, and for such other purposes as may be required by law, shall be appointed and changed from time to time by the Board of Directors.

                      ARTICLE II. Meetings of Stockholders.

         Section 2.01 Annual Meeting. A meeting of the stockholders of the Corporation shall be held annually at such a place from time to time designated by the Board of Directors,

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either within or without the state of Delaware, at ten o'clock in the forenoon, or at such hour as may from time to time be designated by the Board of Directors on the following day in each year, to-wit:

                             4th Tuesday in October
                                  of each year,

if said day is not a legal holiday, in the place where the meeting is held, and, if a legal holiday, then on the next succeeding day which is not a legal holiday, for the purpose of electing directors, and for the transaction of such other business as may properly be brought before the meeting.

         Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the laws of the State of Delaware, may be called by the Chairman of the Board or the President or the Board of Directors. Such meetings of the Stockholders shall be held at the place specified in Section 2.01 hereof, or at such other convenient place as may be designated by the Board of Directors. Business transacted at all special meetings of the stockholders shall be confined to the purpose or purposes thereof stated in the notice thereof.

         Section 2.03 Notices. Written notice of the place, date and hour of each annual meeting and each special meeting of the stockholders shall be given personally or by mail to each stockholder entitled to vote thereat not less than ten (10), nor more than fifty (50), days prior to the meeting. The purpose or purposes of each special meeting shall be stated in the notice thereof. Failure to receive notice of any meeting shall not invalidate the meeting.

         Section 2.04 Quorum. Except as otherwise provided by the laws of the State in which this Corporation is incorporated, the holders of the following percentage, to-wit:

                             Fifty-one percent (51%)

of the issued and outstanding stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum. In the event of lack of a quorum, the Chairman of the meeting, or a majority in interest of the stockholders present in person or represented by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

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         Section 2.05 Order of Business. The order of business at any stockholders meeting shall be as set forth in Schedule Two hereto.

         Section 2.06 Organization. The Chairman of the Board of the Corporation, or in his absence, the President of the Corporation, or in their absences, the senior Vice President, shall call meetings of the stockholders to order and shall act as Chairman of such meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence of the Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.07 Voting. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy, subject to the provisions hereof relating to the fixing of the record date for determination of stockholders entitled to vote, and shall be entitled to one vote for each share of stock standing of record in the name of the stockholder on the books of the Corporation on the record date upon each matter submitted to a vote at the meeting. All elections shall be by written ballot and determined by vote of a majority of the shares present or represented by proxy at the meeting and voting, and, except as otherwise provided by the laws of the state in which this Corporation is incorporated, the certificate of incorporation or in these by-laws, all other matters shall be determined in like manner by majority vote.

         Section 2.08 Inspectors. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and acceptance or rejection of votes shall be decided by three inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to attend, shall be appointed in like manner.

         Section 2.09 Voting by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares

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         standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 2.10 List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing meeting, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the meeting is to be held, at least ten days before every meeting, and shall at all times, during the usual hours for business and during the whole time of said meeting, be open to the examination of any stockholder.

         Section 2.11 Consents. Notwithstanding any provision of law, no action shall be taken by the stockholders, including without limitation amendment to the certificate of incorporation of the Corporation or of these by-laws, by written consent in lieu of taking such action at a meeting of stockholders duly called in accordance with the Certificate and these By-Laws.

         Section 2.12 New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposal shall be acted upon, as shall have been brought before such meeting (a) by, or at the direction of, the Board of Directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that



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meeting to a later date. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article. If the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this
Article in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and information requirements of this Article. Notwithstanding the procedures set forth in this paragraph, if the Board of Directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the meeting shall determine and declare at the meeting whether the stockholder proposal was made in accordance with the terms of this Article. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

         This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

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                      ARTICLE III. The Board of Directors.

         Section 3.01 General and Number of Directors. The affairs of the Corporation shall be managed by a Board of Directors. The number of directors shall be not less than five nor more than nine, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of the Board of Directors. Directors need not be stockholders of the Corporation.

         Section 3.02 Powers. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the By-Laws of the Corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         Subject to the terms of Article Thirteenth of the Certificate, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         Section 3.03 Classification of the Board of Directors. Except as may otherwise be provided by the terms of the

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Certificate, the directors of the Corporation shall be elected at the annual meeting of stockholders in each year. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1988, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible.

                  Section 3.04 Nomination of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors at an annual meeting.

                  Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than 90 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation's stock which are beneficially owned by such person on the date of such stockholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice (a)


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the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (b) the class and number of shares of the Corporation's stock which are beneficially owned by such stockholder on the date of such stockholder notice and beneficially owned by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

                  No person shall be elected as director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

                  The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section. If the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency of the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days, from the date such deficiency notice is given to the stockholder, as the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section. Notwithstanding the procedures set forth in this Section, if the Board of Directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the meeting to which the nominations relate shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Section. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

                  Section 3.05 Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders which expressly included such purpose in the call


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of the meeting. Cause for removal shall be deemed to exist only if the director whose removal is proposed has

(1) been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or gross misconduct in the performance of such director's duty to the Company and such adjudication is no longer subject to direct appeal; or

(2) been found by a court of competent jurisdiction to have committed an act or neglected to act in such a manner as to constitute gross negligence or dereliction of duty in his capacity as a director of the Company; or

(3) failed to attend at least 50 percent of the regularly scheduled meetings of the board of directors during any year of his term for reasons other than his physical or mental disability; or

(4) been unable to continue the proper performance of his duties for more than six consecutive months or more than six months during any period of twelve consecutive months of his term as a result of such director's permanent physical or mental disability as certified to by a qualified physician selected by the Company.

                  Section 3.06 Newly Created Directorships and Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the number of authorized directors or other cause shall be filled by the affirmative vote of a majority of the Board of Directors, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Board of Directors or sole remaining director so to act, by the stockholders at the next election of directors; provided, however, that if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office although less than a quorum of the Board of Directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number


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as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one class, the increase or decrease may be allocated to any such class as the Board of Directors selects in its discretion. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  ARTICLE IV. Meetings of Directors.

                  Section 4.01 Regular Meetings. A meeting of the directors for the election of officers and the transaction of general business shall be held at the place of and immediately after the annual meeting of the stockholders. Regular meetings shall also be held at such times and places as the Board may determine.

                  Section 4.02 Special Meetings. Special meetings of the directors may be called at any time by the Chairman of the Board or by the President or by two members of the executive committee and shall be called by the Chairman of the Board or by the President or by the Secretary forthwith upon request in writing signed by two directors and specifying the object of the meeting. At least one day's notice of the meeting called upon such request shall be given to each director in the manner provided herein for notices, stating the time, place and object of the proposed meeting.

                  Section 4.03 Quorum. A majority of the directors shall constitute a quorum.

                  Section 4.04 Place. Meetings of the directors may be held at such places as may from time to time be designated by the directors.

                  Section 4.05 Manner of Acting. All questions coming before the Board shall be decided by a majority of the directors present and voting.

                  Section 4.06 Record of Vote. It shall be the right of each director to have, if he shall so request, the ayes and nays taken and entered upon the record of any action of the Board of Directors when he is present.

                  Section 4.07 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

                  Section 4.08 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors


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at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  Section 4.09 Organization. The presiding officer, the order of business, and all other matters affecting the manner in which the meeting shall be conducted shall be fixed from time to time by resolutions recorded in the minutes of the meetings of the directors.

                  Section 4.10 Records. Minutes of all meetings of the directors shall be preserved as a part of the permanent records of the Corporation and the Secretary of the Corporation shall have custody thereof.

                  ARTICLE V. Notices.

                  Section 5.01 Form and Delivery. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to directors or stockholders at their addresses appearing on the records of the Corporation.

                  Section 5.02 Waiver. Whenever a notice is required to be given by any statute, the certificate of incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                  Section 5.03 Special Meetings. Notices of all special meetings of stockholders and directors shall state the purposes for which meetings are called.

                  Section 5.04 Adjourned Meeting. No notice shall be necessary for any adjourned meeting.

                  Section 5.05 Publications. Notices of stockholders meetings may be published in any newspaper or other publication at such times and in such places as the Board of Directors may determine, in addition to the other notices herein provided.

                  ARTICLE VI. Proxies.

                  Section 6.01 Voting. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

                  Section 6.02 Form. Every proxy must be executed in writing by the stockholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

                  Section 6.03 Submission to Secretary. Prior to any meeting, but subsequent to the date fixed by the Board of Directors as the record date for determining the stockholders entitled to vote, any proxy may submit his powers of attorney to the Secretary, or to the Treasurer, for examination. The certificate of the Secretary, or of the Treasurer, as to the regularity of such powers of attorney, and as to the number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of the number of shares represented by the holder of such powers of attorney for the purpose of establishing the presence of a quorum at such meeting and of organizing the same, and for all other purposes.

                  ARTICLE VII. Certificates for Shares and Transfers.

                  Section 7.0l Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer. If any officer who signs or whose facsimile signature appears upon any of such certificates, ceases to be such an officer prior to their issuance, the certificates so signed or bearing such facsimile signature shall nevertheless be valid as though such person had held such office at the time of issuance. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the

Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe by any resolution generally applicable thereto or applicable to the particular case.

                  Section 7.02 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

                  Section 7.03 Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

                  Section 7.04 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and registrars of transfers, and may require all certificates of shares to bear the signature of one of such transfer agents and one of such registrars of transfers, or as the Board may otherwise direct. Any appointments so made shall be subject to change from time to time.

                  Section 7.05 Facsimile Signatures and Seals. Where any stock certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of the Corporation's President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer and the seal of the Corporation upon such certificates may be facsimiles, engraved or printed.

                  Section 7.06 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this Corporation.

                  Section 7.07 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

                  ARTICLE VIII. Voting Stocks Held by Corporation.

                  Section 8.01 Representation at Meetings. Unless otherwise ordered by the Board of Directors, the President of the Corporation shall have full power and authority in behalf of the Corporation to attend and to act and vote in person or by proxy at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess or may exercise any and all the rights and powers incident to the ownership of such stock which the owner thereof might possess or exercise if present. The Board of Directors, by resolution from time to time, may confer such powers upon any other officer or person.

                  Section 8.02 Determinations. The Board of Directors shall exercise all rights and powers conferred upon and vested in the Corporation by virtue of the ownership of stock in any other corporation.

                  ARTICLE IX. Additional Powers and Duties of Directors.

                  Section 9.01 Manner of Acting. The directors shall act only as a Board and the individual directors shall have no powers as such.

                  Section 9.02 Certain Powers. Without prejudice to the general powers conferred by law and the other powers conferred by these By-Laws, the Board shall have the following powers, namely:

(a) From time to time to make and change rules and regulations, not inconsistent with law or these By-Laws, for the management of the Corporation's business and affairs.

(b) To lease, purchase, or otherwise acquire in any lawful manner for and in the name of the Corporation, any and all real estate and other property, rights or privileges whatsoever deemed necessary or convenient for the prosecution of its business, and which the Corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit, and at their discretion to pay therefor either wholly or partly in money, stocks, bonds, debentures or other securities of the Corporation.

(c) To sell or dispose of any real or personal estate, property, rights or privileges belonging to the Corporation whenever in their opinion its interests would be thereby promoted; and pursuant to the vote of the holders of a majority of the stock issued and outstanding, to sell, assign, transfer or otherwise dispose of the whole property of this Corporation.

(d) To borrow money and to create, issue and make notes, mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable, instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

(e) To appoint and at their discretion remove or suspend such officers, agents or servants, not otherwise elected or appointed, permanently or temporarily, or for any fixed time, as they think fit, and to prescribe their duties and determine their salaries or emoluments, and to require security in such instances and in such amounts as they think fit.

(f) To confer by resolution upon any appointed officer of the Corporation, the power to choose, remove or suspend such officers, agents or servants.

(g) To appoint any person or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust.

(h) To determine, except as otherwise provided by these By-Laws, who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

(i) To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be the agents of the Corporation, with such powers (including the power to sub-delegate) and upon such terms as they see fit.

(j) By resolution to remove, for cause, any director, and with or without cause any other officer of the Corporation, during his term of office. The passage of such resolutions shall, ipso facto, create a vacancy in the office in question, to be filled as provided in these By-Laws.

                  Section 9.03 Reports to Stockholders. The Board of Directors shall publish and submit to the stockholders, at least ten days in advance of their annual meeting, a statement of the physical and financial condition of the Corporation, a consolidated income account of the Corporation and its subsidiary companies, covering the previous fiscal year, and a consolidated balance sheet showing the assets and liabilities of the Corporation and its subsidiary companies at the end of the preceding fiscal year.

                  Section 9.04 Subsidiary Corporations. The Board of Directors shall have full power and authority to organize, and cause to be organized, under the laws of the State of Delaware, or of any other state, district, territory, province or government, domestic or foreign, a corporation or corporations for the purpose of accomplishing any of the purposes for which the Corporation is organized or of conducting any business in which the Corporation is or may be engaged, or for carrying on any particular functions thereof. As to any subsidiary corporation so organized, and any other corporation in which this Corporation may be a stockholder, the Board of Directors shall have the power to dissolve, wind up, liquidate, merge, or consolidate the same, or to participate with the other stockholders thereof in the dissolution, winding up, liquidation, merger or consolidation thereof, and also to sell, exchange or otherwise dispose of the shares of the capital stock thereof.

                  Section 9.05 Government Contracts. The Board of Directors shall have full power and authority to enter into contracts or arrangements with any government or authority, national, state, municipal, local or otherwise, domestic or foreign, conducive to any of the purposes of this Corporation, and to obtain from such government or authority any and all rights, easements, privileges, subsidies, gifts, franchises, charters, grants, patents, concessions, licenses, permits and leases relating to such purposes and the furtherance thereof, and to carry-out, exercise, comply with and enforce the same, and to sell, lease, or otherwise dispose of the same and any interest therein to others, where such sale, lease and disposal shall be lawful under the laws of the governmental power granting the same.

                  Section 9.06 Employee Plans. The Board of Directors shall have full power and authority to pay pensions and to establish pension plans, pension trusts, retirement programs, profit sharing plans, thrift and savings plans, bonus and other incentive plans for all of, or class, or classes of, its officers or employees, or both, including directors who are officers or employees, as to the Board of Directors may seem advisable, and to implement the same by any and all appropriate means.

                  Section 9.07 Making Contracts. No deed, instrument or contract of any description purporting to be made on behalf of the Corporation shall be valid as against the Corporation, unless authorized by the Board of Directors, or by the executive committee, or by a committee of the Board, upon whom special power to authorize the execution of such deed, instrument or contract has been conferred. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  Section 9.08 Signature of Orders for Payment of Money. All checks, drafts, or other order for the payment of money, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                  ARTICLE X. Officers.

                  Section 10.01 General Officers. The general officers of the Corporation shall be the officers designated in Schedule Three hereto. The general officers severally shall have the qualifications and duties prescribed in Schedule Three hereto and shall also have and perform such other and further duties as may be assigned by the Board of Directors.

                  Section 10.02 Other Officers. The Board of Directors may elect and appoint such officers in addition to the officers designated in Schedule Three as may be deemed advisable who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

                  Section 10.03 Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

                  Section 10.04 Election of Officers. The officers of the Corporation designated in Schedule Three hereto shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

                  Section 10.05 Term of Office. Each officer shall hold office for one year and until his successor shall have been duly elected and shall have qualified, or until the death of the officer, and until the officer shall resign, retire, or shall have been removed in the manner herein provided.

                  Section 10.06 Delegation. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer, or to any director, for the time being, except when otherwise provided by law.

                  Section 10.07 Unfilled Offices. In its discretion, the Board of Directors, by vote of a majority thereof, may leave unfilled for any such period as it may fix by resolution, any office except those of President, Treasurer, and Secretary.

                  Section 10.08 Holding More Than One Office. One person may hold more than one office.

                  Section 10.09 Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving a salary and other compensation or from participating in any plan of benefits applicable to all or any portion of the officers and employees of the Corporation by reason of the fact that the officer is also a director of the Corporation.

                  Section 10.10 Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  Section 10.11 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                  ARTICLE XI. Other Personnel.

                  Section 11.01 Number and Duties. The Corporation shall employ or otherwise procure the services of all persons necessary to carry on the business of the Corporation upon such terms and conditions and at such times and places, with such duties and responsibilities, and for such renumeration as may be prescribed by the Board of Directors, or as may be in keeping with the procedures and policies adopted by the Board of Directors from time to time.

                  Section 11.02 Contracts of Employment. No contract of employment for services to be rendered to the Corporation shall be of longer duration than two weeks, unless the contract of employment is in writing. All written contracts of employment shall be in the form prescribed therefor by the Board of Directors and executed by the officers of the Corporation to whom the authority to execute the contracts has been delegated by the Board of Directors.

                  Section 11.03 Removal. Any employee or other person whose services are retained by the Corporation may be removed at any time by the Board of Directors, or by any committee or superior officer upon whom such power of removal is conferred by the By-Laws or by resolution of the Board of Directors. Removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  ARTICLE XII. Corporate Seal.

                  Section 12.01 Design. The Board of Directors shall prescribe a seal for the Corporation which shall have inscribed thereon the name of the Corporation and other means of identification and symbols. The seal may be changed from time to time.

                  Section 12.02 Custody. The seal of the Corporation shall be in the custody of the Secretary of the Corporation. If and when so directed by the Board of Directors, a duplicate of the corporate seal may be kept and used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.

                  Section l2.03 Use. The corporate seal, or a printed facsimile thereof, shall be affixed to each certificate of stock issued by the Corporation and attested by the signature, or facsimile signature, of the proper officer thereunto designated as herein provided. The corporate seal shall also be affixed to all instruments, certificates, reports and other documents made and executed for and on behalf of the Corporation when required by law, or by custom or usage, to be so affixed. In all such cases, the corporate seal shall be affixed by the Secretary or an Assistant Secretary who shall attest the affixing by his signature. In like manner, the Secretary or any Assistant Secretary, may affix the corporate seal as a part of any certificate made by him concerning any records of the corporation. The Board of Directors may give general or specific authority to any other officer or director to affix the seal of the Corporation and to attest the affixing by his signature. The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

         ARTICLE XIII. Annual statements and Records.

         Section 13.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 13.02 Annual Report. The Board of Directors shall present at each annual meeting of the stockholders, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 13.03 Inspection of Books. The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute in the State wherein this Corporation is incorporated be specifically open to inspection) or any of them shall be open to inspection of the stockholders, and the rights of the stockholders in this respect shall be restricted and limited accordingly.

         ARTICLE XIV. Dividends.

         Section 14.01 Declaration of Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting thereof whenever the payment thereof out of the assets of the Corporation is proper under the laws of the State wherein this Corporation is incorporated.

         Section 14.02 Form of Dividends. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

         Section 14.03 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section l4.04 Dividend Disbursing Agent. The Board of Directors may appoint one or more dividend disbursing agents and otherwise prescribe the procedure under which dividends declared shall be disbursed and delegate to officers and agents responsibilities in connection therewith.

         ARTICLE XV. Resignations.

         Section 15.01 Power to Resign. Any Director or other officer may resign his office at any time.

         Section 15.02 Form of Resignation. The resignation of an officer or director shall be in writing. The resignation shall take effect from the time of its receipt by Corporation, unless limited to take effect at some other time. The acceptance of a resignation shall not be required to make it effective.

         ARTICLE XVI. Amendments to By-Laws.

         Section 16.01 Power to Amend. Subject to the provisions of Article Eleventh of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors by the vote of the majority of the total number of directors. Any By-Laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting, or at any special meeting called for that purpose, by the affirmative vote of holders of record of a majority of the shares of the stock represented at such meeting entitled to vote thereon either in person or by proxy.

         Section 16.02 Notice to Stockholders. If any provision hereof regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors a concise statement of the changes made. The annual report to the stockholders shall also contain a concise statement of the changes made in these By-Laws during the year.

         ARTICLE XVII. Outside Interests of Directors and Officers.

         Section 17.01 No Disqualification From Other Interests. No director or officer shall be disqualified from serving this Corporation either as a director or officer, or both, by reason of the fact that he is also a director, officer or stockholder of any other corporation or, is a member of, or is otherwise interested in, any partnership, association, trust, joint venture or other business organization, without regard to the nature of the business in which the other corporation or organization is engaged; provided that the nature and extent of the outside interests are fully disclosed to the Corporation; and provided, further, that in the case of an officer of this Corporation, the officer is not thereby prevented by performing all of the duties of his office in this Corporation.

         Section 17.02 Affiliated Transactions. A director or officer of this Corporation shall not be disqualified by his office from dealing or contracting with this Corporation either as a vendor, purchaser or otherwise, nor shall any contract or transaction of this Corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that (1) such contract or transaction is or shall be authorized, ratified or approved by a vote of a majority of a quorum of the Board of Directors or a committee thereof having jurisdiction of the subject matter of the contract or transaction, without counting in such majority or quorum any director so interested, or member of a firm so interested, or a stockholder, officer or director of a corporation so interested, and (2) the interest of such director or officer in the subject matter of the contract or transaction and his relationship to such firm or corporation is disclosed or made known before the contract to transaction is so authorized, ratified or approved. Nothing herein contained shall prevent the authorization, ratification or approval of such transactions in any other manner permitted by law.

         Section 17.03 Accountability for Affiliated Transactions. No director or officer shall be liable to account to this Corporation or to any stockholder or creditor thereof, or to any person, firm or corporation for any loss incurred under or by reason of any contract or transaction involving the circumstances described in Section 17.02 hereof which is authorized, ratified or approved in the manner therein set forth, nor shall any director or officer be accountable for any gains or profits realized thereon or by reason thereof.

         ARTICLE XVIII. Indemnification.

         Section 18.01 Indemnification. The Corporation shall have the power and obligation to indemnify any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent set forth in the Certificate of Incorporation.

         Section 18.02 Limitations upon the Right to Indemnification. In the event that a claim for indemnification under the provisions of Section 18.02 is made for liabilities arising under the Securities Act of 1933, as amended and supplemented, the indemnification shall not be made or allowed unless (1) the claim for indemnification under the circumstances is predicated upon the prior successful defense by the applicant of any action, suit or proceeding; (2) the Board of Directors receives an opinion of counsel of the Corporation to the effect that it has been settled by controlling precedent that indemnification under the circumstances is not against public policy as expressed in said Act; or (3) a court of appropriate jurisdiction finally adjudicates in an action, suit or proceeding in which the issued is submitted to the court by the Corporation prior to allowance of the claim that indemnification under the circumstances is not against public policy as expressed in said Act.

         Section 18.03 Types of Action. The provisions of Section 18.01 and
18.02 shall apply to any action, suit or proceeding by or in the right of the Corporation as well as to actions, suits or proceedings other than by or in the right of the Corporation, whatsoever the nature thereof or the claim or cause of action asserted therein.

         Section. 18.04 Other Rights. The rights and indemnification provided for in Sections 18.01 and 18.02 shall not be exclusive of any other rights to which the directors, officers and other persons referred to therein may be entitled according to law, pursuant to statute or otherwise.

         Section 18.05 Reliance upon Corporate Records. Each officer, director or member of any committee appointed by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the opinion of counsel of the Corporation and upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by such committee, or, in relying in good faith upon other records of the Corporation.

         ARTICLE XIX. Investments by Officers and Employees.

         Section 19.01 Outside Investments. Each officer and employee of the Corporation shall have the right to make personal investments in any business opportunity whenever:

(a) the business opportunity is not presently or prospectively within the, Corporation's lines of business as the Corporation's lines of business are defined and limited in Schedule One to these By-Laws, and

(b) the business opportunity is within the Corporation's lines of business, but

         (i) the opportunity is not available to the Corporation by reason of the particular circumstances, such as, by way of illustration and not by way of limitation, participation in a gas processing facility to be constructed by the leasehold owners in a particular petroleum field in which the officer or employee is a leasehold owner, or

         (ii) the opportunity has been presented to and declined by the Board of Directors,

         and the officer or employee makes a full disclosure to the Board of Directors concerning each investment of the kind described in this subparagraph (b).

The foregoing rights shall be a part of the terms and conditions upon which each officer and employee is employed by the Corporation unless and until specifically modified either (1) in the written contract of employment between an officer or employee and the Corporation or (2) by resolutions of the Board of Directors restricting the foregoing rights as to certain classes of officers or employees or as to certain business opportunities.

         Section 19.02 Accountability. An officer or employee shall not be accountable to the Corporation or any stockholder or creditor thereof for the profits or benefits of an investment made in accordance with the provisions of
Section 19.01 or his employment contract.

         ARTICLE XX. Issuance of Stock.

         Section 20.01 Consideration. The Corporation may issue and sell its authorized shares for such consideration, not less than the par value thereof, as may from time to time be fixed by the Board of Directors. The consideration may consist of money or property (including stock or securities of this or any other corporation) or services performed. All shares issued by the Board of Directors pursuant to the authority herein conferred shall be deemed fully paid and non-assessable upon the payment to, or receipt by, the Corporation of the consideration for which the Board of Directors shall have determined to issue such shares. The judgment of the Board of Directors as to the value of any property or of any services received or resolved to be received in exchange for the issuance of any stock shall, in the absence of bad faith or fraud, be conclusive upon all persons. The consideration for which all other securities of any kind or nature whatsoever, convertible or otherwise, shall be issued shall be determined in like manner.

         Section 20.02 Time of Issuance. The authorized capital stock of the Corporation shall be issued from time to time in such amounts and for such purposes as may be determined by the Board of Directors, without any consent of the stockholders, either prior or subsequent thereto.

         Section 20.03 Fractional Shares. The Corporation by action of its Board of Directors may, but shall not be obliged to, issue a certificate for a fractional share, and, by action of the Board of Directors may issue in lieu thereof scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

         Section 20.04 Time for Payment of Subscription. Subscriptions to the capital stock must be paid to the Treasurer at such time or times, and in such installments, as the Board of Directors may by resolution require.

         ARTICLE XXI. Ratification.

         Section 21.01 Ratification by Stockholders. The Board of Directors may, in their discretion, submit any contract, transaction or act of approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract, transaction or act, and any contract, transaction or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders is represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract, transaction or act would otherwise be open to attack for any reason.

         ARTICLE XXII. Committees of the Board.

         Section 22.01 Designation. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, one or more committees, each consisting of two or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:

(a) the submission to stockholders of any action as to which stockholders' authorization is required by law;

(b)      the filling of vacancies in the Board of Directors or on any committee;

(c) the fixing of compensation of any director for serving on the Board or on any committee;

(d)      the amendment or repeal of these By-Laws, or the adoption of new
         By--Laws;

(e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

         Section 22.02 Tenure and Report. Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board.

                                  SCHEDULE ONE
                                   BY-LAWS OF
                               ELCOR CORPORATION

         The scope of the businesses to be engaged in by the Corporation is as follows:

1. To produce, process, convert, manufacture, and market anhydrous ammonia and nitrogenous products and the products and by-products thereof by all methods and in all forms.

2. To produce, process, convert, mine, manufacture, and market sulfur and the products and by-products thereof by all methods and in all forms.

3. To produce, process, convert, mine, manufacture, and market all kinds of fertilizer and fertilizer materials and soil amendments by all methods and in all forms.

4. To purchase, gather, and treat natural gas and other petroleum materials for the purpose of obtaining therefrom by all methods and in all forms liquified petroleum gas, natural gasoline, residue natural gas and all other components of natural gas and other petroleum materials, and to manufacture and convert therefrom, and from the products and by-products thereof, products of all kinds, and to market the same.

5. To produce, process, compound, convert, manufacture, and market all such chemicals and the products and by-products thereof as may be prescribed by the Board of Directors.

6. To engineer, design, and construct all kinds of plants and facilities of the type used in the chemical, mining and petroleum industries.

7. To provide management and consulting services and to manage and administer, as agent or otherwise, the business or property of any corporation, firm or person.

8. To hold, purchase or otherwise acquire, to sell, assign, transfer, mortgage, pledge or otherwise dispose of all or any part of the shares of the capital stock, bonds or other evidences of indebtedness created by any other corporation or corporations engaged in any one or more of the businesses described in the foregoing items of this Schedule One, and, while the holder of such stock, bonds or other evidences of indebtedness, to exercise all the rights and privileges of ownership thereof, without limitation.

9. To mine, process and convert potash, phosphate, gypsum, limestone, iron, pyrite, and other materials found in association therewith, and to manufacture and convert therefrom, and from the products and by-products thereof, products of all kinds, and to market the same.

10. To carry on generally the business of electroplating and the manufacture and fabrication of electronic devices, apparatus and equipment to build, develop and design printed and etched circuit boards and any and all ancillary, related or unrelated, electronic, electric and electromechanical equipment, devices, goods, wares and merchandise, and to market the same.

11. To manufacture corrosion protection materials, to apply the same, and to sell goods wares and merchandise to which corrosion protection materials are applied.

12. To generally engage in any and all businesses that the Corporation is authorized to engage in by its Certificate of Incorporation, as from time to time amended.

                                  SCHEDULE TWO
                                   BY-LAWS OF
                                ELCOR CORPORATION

         The order of business at a stockholder's meeting shall be as follows:

1.       Call to order by the Chairman.

2. Statement by the Secretary as to notice or waiver of notice of the meeting and presentation of the appropriate record.

3. Statement by the Chairman that the list of stockholders is available for inspection.

4.       Approval of the minutes of the last meeting of the stockholders.

5. Announcement by the Chairman of the names and identities of the inspectors of election.

6. Determination by the inspectors of election of the number of shares represented by stockholders present in person and the number of shares represented by proxy and the identity of the stockholders so present and represented by proxy.

7. Report of the inspectors of election as to the number of shares present in person and by proxy.

8. Finding that a quorum exists or adjournment of the meeting until a quorum is obtained.

9.       Report of the President, officers and committees.

10.      Consideration of matters requiring ratification by stockholders.

11.      Nominations of candidates for directorship.

12.      Balloting for election of directors.

13. Inspectors' certificate as to the results of the balloting for election of directors and announcement of results by Chairman.

14.      Submission of any pending business.

15. Consideration of new business and any other business which may properly come before the meeting.

16.      Adjournment.

         In the case of each special meeting, the order of business as set forth above shall be modified so as to confine the business transacted to that specified as the purpose or purposes for which the special meeting was called, as stated in the notice thereof.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Office of Chairman of the Board:

         The Board of Directors shall elect from its members a Chairman who may also be President of the Corporation and/or may also be Chief Executive Officer of the Corporation.

         The Chairman shall, when present, preside at all meetings of the stockholders and of the Board of Directors.

         If the Chairman is also the President, and/or the Chief Executive Officer of this Corporation, he shall perform those duties incident to such offices and such other duties as may be prescribed by the By-Laws of this Corporation and by the Board of Directors from time to time.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Office of Vice Chairman of the Board:

                  The Board of Directors may from time to time elect from its members a Vice Chairman who may also serve in other officer positions with the Corporation.

                  The Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of the Stockholders and of the Board of Directors.

         If the Vice Chairman also holds other officer positions with this Corporation, he shall perform those duties incident to such offices and such other duties as may be prescribed by the By-Laws of this Corporation and by the Chairman and/or the Board of Directors from time to time.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Office of President:

         The Board of Directors shall elect from its members a President who may also be the Chairman of the Board and/or Chief Executive Officer of this Corporation.

         The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.

         The President shall, when present, and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors.

         The President, it he is also Chairman of the Board and Chief Executive Officer of this Corporation, shall perform all duties incident to these offices and such other duties as nay be prescribed by the Board of Directors from time to time.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Office of Chief Executive Officer:

         The Board of Directors shall elect from its members a Chief Executive Officer who may also be President and/or Chairman of the Board of this Corporation.

         The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the Corporation.

         He may sign certificates for shares of the capital stock of the Corporation and deeds, mortgages, bonds, contracts, or other instruments, negotiable or otherwise, for and on behalf of and in the name of the Corporation, either alone or with any other proper officer of the Corporation thereunto authorized, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

         He shall supervise and control all officers and personnel of the Corporation and fix the terms and conditions upon which they are employed, with the right to remove any so employed. He shall annually recommend to the Board of Directors the persons to be elected as General Officers of the Corporation and the terms of their employment.

         He shall, if he is also the Chairman of the Board and/or the President of this Corporation, perform all duties incident to those offices and such other duties as may be prescribed by the Board of Directors from time to time.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Offices of Vice Presidents:

         The Board of Directors may elect such Executive Vice Presidents, Senior Vice Presidents or other Vice Presidents as the Board of Directors considers advisable, from time to time with such titles as shall be appropriate to the duties to be discharged by them under the supervision and direction of the President.


         Each of the such Vice Presidents shall perform such duties as from time to time may be assigned to him by the President or the Board of Directors.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Offices of Secretary and Assistant Secretaries:

         The Secretary shall:

                  (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose;

                  (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

                  (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

                  (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder;

                  (e) have general charge of the stock transfer books of the Corporation;


                  (f) be the custodian of all contracts and other documents to which the Corporation is a party, including those under which the Corporation has undertaken any obligation as well as those under which the Corporation has a beneficial interest, and of all leases, deeds, certificates, muniments and other evidences of title to the property of the Corporation, both real and personal; and

                  (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         The Assistant Secretaries may sign any documents in the place and stead of the Secretary and, in general, shall perform such duties as shall be assigned to them by the Secretary or by the President or the Board of Directors.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Offices of Treasurer and Assistant Treasurer:

         The Treasurer shall:

                  (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-Laws;

                  (b) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and

                  (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Assistant Treasurers may be appointed by the Board of Directors and shall perform such duties as shall be assigned to them by the Treasurer, the President or the Board of Directors.

         If required by the Board of Directors, the Treasurer and Assistant Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the President or the Board of Directors shall determine.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Office of Controller:

         The Board of Directors shall elect a Controller.

         The Controller shall be responsible for keeping full and accurate books of accounts and records of the Corporation's transactions; preparation of budgets and related reports; and management of cash.

         The Controller shall perform such other duties and have such other powers as the Chief Financial Officer, the President or the Board of Directors may from time to time prescribe.

                                 SCHEDULE THREE
                                     BY-LAWS
                                       OF
                                ELCOR CORPORATION


The Office of Chief Accounting Officer:

         The Board of Directors shall elect a Chief Accounting Officer.

         The Chief Accounting Officer shall be responsible for review and interpretation of all matters related to accounting, auditing and taxes; preparation and filing of the Corporation's federal and state income tax returns; and preparation and filing of financial reports in conformity with generally accepted accounting principles applied on a consistent basis and in accordance with all applicable Securities and Exchange Commission requirements and regulations.

         The Chief Accounting Officer shall perform such other duties and have such other powers as the Chief Financial Officer, the President or the Board of Directors may from time to time prescribe.

                                                                       EXHIBIT A


                               AMENDMENT TO BYLAWS

                                       OF

                                ELCOR CORPORATION

         The Elcor Corporation Amended and Restated By-Laws dated November 29, 1988 (as amended to date, the "Bylaws"), by action of the Board of Directors taken June 24, 2002 hereby ate further amended as follows:

1. Section 2.01 of the Bylaws is amended and restated in its entirety as follows:

         "Section 2.01 Annual Meeting. A meeting of the stockholders of the Corporation shall be held annually at such a place from time to time designated by the Board of Directors, either within or without the State of Delaware, at ten o'clock in the forenoon, or at such hour as may from time to time be designated by the Board, on the last Tuesday in October in each year, if said day is not a federal, state or local legal holiday in the locality where the meeting is to be held, and, if a legal holiday, then on the next succeeding business day which is not a legal holiday, for the purpose of electing directors, and for the transaction of such other business as may properly be brought before the meeting."

2. Section 2.03 of the Bylaws is amended and restated in its entirety as follows:

         "Section 2.03 Notices. Written notice of the place, date and hour of each annual meeting and each special meeting of the stockholders shall be given personally, by mail, or by any other means permitted by applicable laws to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days prior to the meeting. The purpose or purposes of each special meeting shall be stated in the notice thereof. Failure of notice of any meeting shall not invalidate the meeting."

3. Section 7.07 of the Bylaws is amended and restated in its entirety as follows:

         "Section 7.07 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a payment of a dividend, the date on which notice of meeting is mailed or the date on which the resolution of the board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired."

4. Except as specifically amended above, the Bylaws shall remain in full force and effect in accordance with their terms.

Date: June 24, 2002                             /s/ David G. Sisler
                                                ------------------------------
                                                     Secretary